Exhibit 10.22

EXTENSION AND AMENDMENT AGREEMENT

AGREEMENT dated as of February 15, 2007 (the “Agreement”) between Callisto Pharmaceuticals, Inc., a  Delaware corporation (the “Company”) and Gary S. Jacob (the “Executive”).

The Company’s Board of Directors has determined, in light of the importance of the Executive’s services to the stability and interests of the Company and its stockholders, to extend the term and amend certain provisions of the Employment Agreement between the Company and the Executive dated as of June 13, 2003, as amended October 19, 2005 (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, it is agreed between the Company and the Executive as follows:

1.             EXTENSION AND AMENDMENT OF EMPLOYMENT AGREEMENT.

(a)           Extension.  The “Employment Term” defined in Section 1.2 of the Employment Agreement as amended by the Extension and Severance Compensation Agreement dated as of June 9, 2005  between the Company and the Executive (the “Extension Agreement”) is hereby extended to December 31, 2009, unless earlier terminated in accordance with Section 4 of the Employment Agreement and the Extension Agreement.

(b)           Compensation.  The Company agrees to maintain Executive’s “Base Salary” (as defined in the Employment Agreement) at $300,000 per year, payable monthly in approximate equal installments in advance.  In addition, the Executive shall be granted an aggregate of 225,000 ten-year incentive stock options pursuant to the Company’s Stock Option Plan (the “Plan”) at an exercise price  per share equal to the fair market value of the Company’s Common Stock on the date of execution of this Agreement, as such value is defined in the Plan.  Subject to the provisions of the Plan, the Extension Agreement and Section 4 of the Employment Agreement, one third of such options shall vest on December 31, 2007, 2008 and 2009.  Once vested, the options may be exercised until their expiration, notwithstanding any provision of the Plan which requires exercise following termination of services in a shorter period.  The Company will include the shares of equity securities of the Company which may be issued upon the exercise of the options in any registration statement under the Securities Act of 1933 which includes securities issuable to any other executive officer of the Company.  The Executive shall be eligible to earn a cash bonus of up to $60,000 for each twelve-month period during the Term based on meeting performance objectives and bonus criteria to be mutually identified by Executive and the Company’s Board of Directors and any additonal bonuses and option grants as may be determined by the Compensation Committee of the Company’s Board in its sole discretion.

(c)           Effect on Employment Agreement.  Except as modified by this Agreement, all of the terms of the Employment Agreement shall continue in full force and effect. In the event of a discrepancy between the Employment Agreement and this Agreement, the terms of this Agreement shall be controlling.

2.             NOTICE.

For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

if to the Company:

Callisto Pharmaceuticals, Inc.

420 Lexington Avenue, Suite 1609

New York, New York 10070

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

3.             MISCELLANEOUS.

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

4.               VALIDITY.

The invalidity or enforceability of any provisions of this Agreement shall not affect the validity or  enforceability of any other provision of this Agreement, which shall remain in full force and effect.

5.             COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and same instrument.

6.             LEGAL FEES AND EXPENSES.

The Company or one of its subsidiaries shall pay all legal fees and expenses which the Executive may incur as a result of the Company’s contesting the validity, enforceability or the Executive’s interpretation of, or determinations under, this Agreement.

CALLISTO PHARMACEUTICALS, INC.,

By:	/s/ Gabriele M. Cerrone
Name: Gabriele M. Cerrone
Title: Chairman

/s/ Gary S. Jacob
Gary S. Jacob